Exhibit 10.56

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OF THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

10% CONVERTIBLE PROMISSORY NOTE

$60,500.00	As of May 27 , 2016

FOR VALUE RECEIVED, Prime Acquisition Corp. a Cayman Islands company (“Maker”) promises to pay to the order of Diana Chia-Huei Liu (“Payee”), or her permitted assigns, the principal sum of Sixty Thousand and Five Hundred Dollars and No Cents ($60,500.00) with interest on the outstanding principal amount at the rate of ten percent (10.0%) per annum (the “Interest Rate”), in lawful money of the United States of America, on the terms and conditions described below.

1.                Maturity Date. Unless converted pursuant to Section 5 hereof, the principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable in full on the date (the “Maturity Date”) that is the earliest to occur of: (i) the date on which Maker liquidates and winds-up its affairs, or (ii) May 26, 2017.

2.                Interest. This Note shall bear interest on the unpaid principal balance of this Note at the Interest Rate, and shall be computed on the basis of a 365-day year for the actual number of days elapsed. Interest shall accrue, and be compounded annually, until all amounts owed under this Note shall be fully repaid, or until converted pursuant to Section 5 hereof.

3.                Optional Pre-Payment. This Note may be pre-paid in whole or in part at any time prior to the Maturity Date without penalty.

4.                Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees and then to the reduction of the principal balance of this Note.

5.                Conversion Feature. Payee has the option to convert the principal sum and any unpaid interest, either in their entirely or partially, to common shares of Maker according to the following formula:

(i)              The lower of $2.16 per shares; or

(ii)            The price per share of the next round of financing.

6.                Events of Default. The following shall constitute Events of Default:

1

(a)             Failure to Make Required Payments. The Company fails to make a payment, when due, of any principal or interest due on this Note, and such default continues for a period of five (5) days.

(b)            Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the federal bankruptcy code (the “Bankruptcy Code”), as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)             Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)            Adjustment of Interest Rate. The interest rate will automatically be adjusted to twenty-four percent (24%) per annum on all unpaid principal amount.

(e)             Conversion Discount. At the option of the Payee the amount owe can be converted to Common Shares of Maker at a thirty percent (30%) discount to the then price.

7.                Remedies.

(a)             Upon the occurrence of an Event of Default specified in Section 6(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal balance of, and all other sums payable with regard to, this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)            Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.                Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

2

9.                Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

10.            Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Prime Acquisition Corp.

No. 322, Zhongshan East Road

Shijiazhuang

Hebei Province, 050011

People’s Republic of China

Attention: Chief Executive Officer

If to Payee:

Diana Liu

c/o 15F, 300 ChangChun Road,

Taipei, Taiwan

104-87

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

11.            Restriction on Transferability. Payee shall not offer, sale, transfer or otherwise dispose of this Note without the written consent of Maker, and any such offer, sale, transfer or disposition made without the written consent of Maker shall be void and of no effect, and Maker shall not unreasonably withheld such consent.

3

12.            Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

13.            JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS NOTE BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS NOTE. BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

14.            Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be issued as of the day and year first above written.

PRIME ACQUISITION CORP.

By: /s/ George Kaufman

Name: George Kaufman

Title: Director

Acknowledged and Agreed To:

/s/ Diana Chia-Huei Liu

Diana Chia-Huei Liu

4